UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2011

CHINA FOREST ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52747	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

888# Tiannin Street, Lishui, Zhejiang, P.R. China, 323000
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 011 86 40018-40086

#41 Huancheng Road, Xinjian Township Jinyun County, Zhejiang, P.R. China
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Appointment of Principal Officers; Appointment

On January 6, 2011 China Forest Energy Corp., (“we”, “us”, “our”) received a resignation from Yongfu Zhu as our President and CEO. Mr. Zhu’s resignation was not due to any disagreement with us. Mr. Zhu will remain as our director, CFO, Treasurer and Secretary.

Also on January 6, 2011 we received a consent to act from Mr. Zhengyu Wang. Mr Wang was consequently appointed as our President, CEO and the Chairman of our board of directors.

Mr. Zhengyu Wang, 42 years old, is the Chief Executive Officer and Chairman of the Board of Directors of Zhejiang Forest Bamboo Tec Co., Ltd. in Lishui City, Zhejiang Province, China. Mr. Wang is a graduate of Zhejiang University (formerly known as Hangzhou University) in Hangzhou, Zhejiang Province, graduating with a degree in Biology in July 1990. Mr. Wang earned an Executive MBA from Fudan University in Shanghai in June 2005. He has been Chairman of the Board and CEO of China Forest Bamboo Tec Co., Ltd. since October 2002, as well as Chairman of Forest Group Co., Ltd., its parent company since January 1998. His responsibilities include overseeing day-to-day operations of Zhejiang Forest Bamboo Tec Co., Ltd., a company that produces and distributes carbonized bamboo for a variety of purposes. He is also a founding member of the company. We appointed Mr. Wang as our director and officer due to his business experience and success.

Our board of directors now consists of Yongfu Zhu and Zhengyu Wang. There have been no transactions between our company and Mr. Wang since our last fiscal year which would be required to be reported herein. There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FOREST ENERGY CORP.

/s/ Zhengyu Wang
Zhengyu Wang
President, CEO and Chairman

Date: January 6, 2011